SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549

                         ______________________

                               FORM 8-K/A(2)

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 18, 1993


                     BEDFORD PROPERTY INVESTORS, INC.
          (Exact name of Registrant as specified in its chapter)


Maryland            1-8822              68-0306514

(State or other     (Commission              (I.R.S. Employer
jurisdiction of        File Number)             Identification No.)
incorporation

3658 Mt. Diablo Boulevard, Suite 210
Lafayette, California      94549




Registrant telephone number,
  including area code:                            (510) 283-8910












The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Report on Form 8-K, dated August 18, 1993 and filed on August 31, 1993 as set forth in the pages attached hereto.

Item 2.     Acquisitions or Disposition of Assets

Disposition of University Tower

   The discussion of the proforma effect of the sale of University Tower is replaced by the following:

   The proforma effect of this disposition if applied to the June 30, 1993 financial statements would be to increase cash by $9.8 million and to reduce investments in real estate and related liabilities by $15.2 million and $5.2 million, respectively.

   The proforma effect of this transaction on the results of operations for the year ended December 31, 1992, assuming a January 1, 1992 disposition date, would be to reduce rental income by $2,749,000 (30%), reduce recurring expenses by $2,429,000 (21%), and reduce interest expense by $237,000. Accordingly, net loss for 1992 would have been increased by $83,000.

   The proforma effect of this disposition on results of operations for the six months ended June 30, 1993, assuming a January 1, 1993 disposition date, would be to reduce net income reported for that period by $189,000.

Item 7. Financial Statement and Exhibits is supplemented by the following relative to the acquisition of Woodlands II:

    Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 1993 (See Attachment).

   Proforma Financial Information - Balance sheet, June 30, 1993

     Had this transaction taken place as of June 30, 1993, certain proforma effects would have been reflected in the balance sheet of the Registrant as of June 30, 1993. Rental property would be recorded in the amount of $6,873,000, cash would be reduced by $6,668,000, other assets would be recorded in the amount of $27,000 and tenant deposits and other liabilities would be recorded in the amount of $232,000.





                             WOODLANDS II

                   Historical Summary of Gross Income
                      and Direct Operating Expenses

   Six Months Ended June 30, 1993

Revenues:
     Rental income                             $658,934
     Common area reimbursement                  125,036
     Other                                          872
                                                784,842
Operating Expenses:
     Real property tax (note A)                 $67,310
     Repairs and maintenance                     58,264
     Utilities                                   64,262
     Association assessments                     60,161
     Insurance                                    3,598
     Legal and accounting                        14,398
     Other                                        7,803
                                                275,796

     Operating Income                          $509,046



                NOTES TO HISTORICAL SUMMARY OF GROSS INCOME
                       AND DIRECT OPERATING EXPENSES

A.   Property and Basis of Accounting

     The Historical Summary of Gross Income and Direct Operating Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the operations of Woodlands II, an office building located in Salt Lake City, Utah, with approximately 114,000 rental square feet.

     In accordance with Rule 3-14, direct operating expenses are presented exclusive of depreciation, interest, management fees and income taxes as these expenses would not be comparable to the proposed future operations of the property.

     The acquisition of the property may result in a new valuation for purposes of determining future property tax assessments.




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.


By:/s/ Jay Spangenberg___________
     Jay Spangenberg
     Chief Financial Officer


Date:  March 21, 1994